EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
SINOHUB, INC.

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement No. 333-154731 on Form S-3 of SinoHub, Inc., as most recently amended by Post Effective Amendment No. 1;
2.	Registration Statement No. 333-162767 on Form S-3 of SinoHub, Inc.;
3.	Registration Statement No. 333-165360 on Form S-3 of SinoHub, Inc.;
4.	Registration Statement No. 333-171540 on Form S-3 of SinoHub, Inc.; and
5.	Registration Statement No. 333-160808 on Form S-8 pertaining to the SinoHub, Inc. Amended and Restated 2008 Stock Plan and the 2000 Stock Incentive Plan of SinoHub International, Inc.

of our report dated March 30, 2012 with respect to the consolidated financial statements of SinoHub, Inc. included in this amended Annual Report (Form 10-K) of SinoHub, Inc. for the year ended December 31, 2011.

/s/ Baker Tilly Hong Kong Limited

BAKER TILLY HONG KONG LIMITED
Certified Public Accountants

Hong Kong

Date: April 11, 2012